Exhibit 99.1

RMG Announces Planned Rights Offering and Record Date

DALLAS, TX – 11/16/2016 – RMG Networks Holding Corporation (NASDAQ: RMGN) (“RMG” or the “Company”), a leading provider of technology-driven visual communications solutions, today announced that its board of directors has approved a capital raise by way of a rights offering in which its existing stockholders will be granted rights to subscribe for additional shares of RMG common stock. The Company’s board of directors has approved a record date of November 29, 2016 (the “Record Date”) for the rights offering.

The planned rights offering will be made through the Company’s distribution to its existing stockholders as of the Record Date of non-transferable subscription rights to purchase their pro rata portion of newly issued shares of the Company’s common stock, on terms and conditions to be determined prior to the commencement of the rights offering. The proposed rights offering will also include an over-subscription right, which will entitle existing stockholders that exercise all of their basic subscription rights to purchase additional shares to the extent not purchased by other rights holders, subject to certain limitations. The purpose of this rights offering is to raise equity capital in a cost-effective manner that provides all of the Company’s existing stockholders with the opportunity to participate on a pro rata basis. The proposed rights offering is restricted, by SEC “baby shelf” rules which in the near term would limit the size of an offering to under $5 million. The Company intends to use the net proceeds of the rights offering for general working capital purposes.

The rights offering will be made pursuant to the Company’s effective shelf registration statement on file with the Securities and Exchange Commission (Reg. No. 333-214043). The information herein is not complete and is subject to change. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the rights or the underlying shares, nor shall there be any sale of these securities in any state in which such offering, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state or jurisdiction. The rights offering will be made only by means of a prospectus, copies of which will be mailed to eligible stockholders as of the Record Date. Investors should consider the Company’s objectives and risks carefully before investing. The base prospectus contains this and additional information about the Company and the prospectus supplement will contain this and additional information about the rights offering and should be read carefully before investing. A copy of the base prospectus and the prospectus supplement, when available, may be obtained on the website of the Securities and Exchange Commission at www.sec.gov.

© 2016 RMG Networks Holding Corporation. RMG, RMG Networks and its logo are trademarks and/or service marks of RMG Networks Holding Corporation.

About RMG

RMG (NASDAQ: RMGN) goes beyond traditional communications to help businesses increase productivity, efficiency, and engagement through digital signage messaging. By combining best-in-class software, hardware, business applications, and services, RMG offers a single point of accountability for integrated data visualization and real-time performance management. The Company is headquartered in Dallas, Texas, with additional offices in the United States, United Kingdom, and the United Arab Emirates. For more information, visit www.rmgnetworks.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, our determination to commence a rights offering, our ability to raise capital through a rights offering. and our future financial performance and expected operating results, such as revenue growth, our ability to achieve profitability, our position within the markets that we serve, our ability to introduce new or improved products and services, our ability to better market our products and services, our efforts to grow our business and any implicit continuing improvement in financial performance.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the Company's ability to raise additional capital on satisfactory terms, or at all; success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the Company's securities; the ability of the Company to maintain its Nasdaq listing; the competitive environment in the markets in which the Company operates; the risk that the anticipated benefits of acquisitions that the Company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the Company's ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the Company's common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For RMG Networks Holding Corporation

Investor

Brett Maas / Rob Fink

646-536-7331 / 646-415-8972

ir@rmgnetworks.com

Source: RMG Networks Holding Corporation